Exhibit 10(g)(i)

AMENDMENT
TO THE
ARROW ELECTRONICS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

As Amended and Restated Effective July 1, 2018

The Arrow Electronics, Inc. Executive Deferred Compensation Plan, as it was last amended and restated effective July 1, 2018 (the “Plan”), is hereby amended as follows
1.    Effective December 31, 2019, the following sentences hereby are added to the end of Section 3.1:
“No deferrals will be permitted for Compensation and Performance Share Awards earned after December 31, 2019. As clarification, deferral elections made for Compensation and/or Performance Share Awards attributable to services performed during the 2019 calendar year will remain effective, but subsequent deferrals will not be permitted.”